# Delaware

*The First State*

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"GOLDEN CENTURY RESOURCES LIMITED", A DELAWARE CORPORATION,

WITH AND INTO "GOLDEN CENTURY TECHNOLOGIES CORPORATION" UNDER THE NAME OF "GOLDEN CENTURY RESOURCES LIMITED", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE EIGHTH DAY OF SEPTEMBER, A.D. 2009, AT 6:43 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE AND KENT COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE · DELAWARE

Jeffrey W. Bullock, Secretary of State

3994689 8100M

090840401

AUTHENTICATION: 7517672

DATE: 09-09-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:43 PM 09/08/2009
FILED 06:43 PM 09/08/2009
SRV 090840401 - 3994689 FILE

**STATE OF DELAWARE**
**CERTIFICATE OF OWNERSHIP**

**SUBSIDIARY INTO PARENT**
**Section 253**

**CERTIFICATE OF OWNERSHIP**
**MERGING**

**GOLDEN CENTURY RESOURCES LIMITED**

**INTO**

**GOLDEN CENTURY TECHNOLOGIES CORPORATION**

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Golden Century Technologies Corporation ("Golden Century"), a corporation incorporated on the 1st day of July, 2005, pursuant to the provisions of the General Corporation Law of the State of Delaware:

**DOES HEREBY CERTIFY** that Golden Century owns 100% of the capital stock of Golden Century Resources Limited ("GC Resources"), a corporation incorporated on the 11 day of August, 2009 A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware and that Golden Century, by a resolution of its Board of Directors duly adopted by consent resolution on the 12 day of August, 2009, A.D., determined to and did merge into itself said GC Resources, which resolution is in the following words to wit:

**WHEREAS** Golden Century lawfully owns 100% of the outstanding stock of GC Resources, a corporation organized and existing under the laws of the State of Delaware, and

**WHEREAS** Golden Century desires to merge into itself the said GC Resources, and to be possessed of all the estate, property, rights, privileges and franchises of Golden Century.

**NOW THEREFORE, BE IT RESOLVED**, that Golden Century merge into itself GC Resources and assumes all of its liabilities and obligations; and

**FURTHER RESOLVED**, that Golden Century relinquishes its corporate name and assumes in place thereof the name Golden Century Resources Limited; and

**FURTHER RESOLVED**, that an authorized officer of Golden Century be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said GC Resources and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

**FURTHER RESOLVED**, that the officers of Golden Century be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

**IN WITNESS WHEREOF**, Golden Century has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 12 day of August, 2009 A.D.

**GOLDEN CENTURY TECHNOLOGIES CORPORATION**

By: ______________________
Authorized Signatory

Name: David Lee
Title: President and Director